UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2015

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 5, 2015, Agios Pharmaceuticals, Inc. (“the Company”) issued a press release announcing new data from its ongoing phase 1 trial evaluating single agent AG-120, the Company’s first-in-class inhibitor of IDH1 mutations, in patients with advanced hematologic malignancies. On December 6, 2015, the Company issued a press release announcing new data from the dose escalation phase and expansion cohorts from its ongoing phase 1/2 trial evaluating single agent AG-221, the Company’s first-in-class inhibitor of IDH2 mutations, in patients with advanced hematologic malignancies. The Company presented both data at the 2015 American Society of Hematology Annual Meeting and Exposition held on December 5 – 8, 2015. The full text of the press releases issued in connection with these announcements are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on December 5, 2015.

99.2	Press release issued by Agios Pharmaceuticals, Inc. on December 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: December 7, 2015	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on December 5, 2015.

99.2	Press release issued by Agios Pharmaceuticals, Inc. on December 6, 2015.